                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------



                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     April 14, 2000
                                                 -------------------------------

                        THE HARVEY ENTERTAINMENT COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


         California                           0-23000                         95-4217605
----------------------------------------------------------------------------------------------
(State or Other Jurisdiction                (Commission                      (IRS Employer
      of Incorporation)                     File Number)                   Identification No.)


11835 W. Olympic Boulevard, Suite 550, Los Angeles, California                  90064
----------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                      (Zip Code)

Registrant's telephone number, including area code    (310) 444-4100
                                                  ------------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

This filing is being made for the purpose of amending Item 7 of the Current Report on Form 8-K filed by the Registrant on May 1, 2000 (the "Original 8-K") with respect to the transactions described therein and below.

On April 14, 2000, the Registrant acquired, all of the outstanding shares of Pepin/Merhi Entertainment Group, Inc., ("PM"), a California corporation, and all of the outstanding membership interests in Shadow Hills Post, LLC, a California limited liability company, pursuant to a Stock Purchase Agreement effective as of April 3, 2000 by and between the Registrant and the following individuals (the "Shareholders"): Mr. Joseph T. Merhi, Mr. Richard J. Pepin and Mr. George Shamieh. The consideration paid by the Registrant to the Shareholders consisted of (i) approximately $3,990,000 in cash, (ii) the issuance of 362,500 shares of common stock of the Registrant, (iii) the issuance of promissory notes by the Registrant in the aggregate principal amount of $2,050,000, and (iv) the repayment of all of the liabilities of PM owed to the Shareholders, in the approximate aggregate amount of $2,510,000.

ITEM 7(a). FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

ITEM 7(a). FINANCIAL STATEMENTS
PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY



TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                                PAGE
REPORT OF INDEPENDENT ACCOUNTANTS                                              F-2


CONSOLIDATED FINANCIAL STATEMENTS FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

   Consolidated Balance Sheet                                                  F-3

   Consolidated Statements of Operations                                       F-4

   Consolidated Statement of Cash Flows                                        F-5

   Consolidated Statements of Stockholders' Equity                             F-6

   Notes to Consolidated Financial Statements                              F-7 to F-14

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Pepin/Merhi Entertainment Group, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Pepin/Merhi Entertainment Group, Inc. and its subsidiary at February 29, 2000 and February 28, 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
June 28, 2000

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                               FEBRUARY 29,     FEBRUARY 28,
                                                                  2000             1999
                                                               -----------      -----------
ASSETS
   Cash                                                        $   524,000      $   338,000
   Trade accounts receivable, net                                2,795,000        1,382,000
   Related party receivable                                             --          301,000
   Income tax receivable                                                --        1,619,000
   Film costs, net                                              13,671,000       18,974,000
   Note receivable from stockholder                                165,000          165,000
   Property and equipment, net                                   3,497,000        3,820,000
   Deferred income taxes                                           456,000          959,000
   Prepaids and other assets                                       119,000          342,000
                                                               -----------      -----------

               Total assets                                    $21,227,000      $27,900,000
                                                               ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Accounts payable                                            $   366,000      $   933,000
   Accrued expenses                                                438,000        1,668,000
   Accrued participations and residuals                          6,256,000        5,013,000
   Obligations under capital leases                              2,253,000        2,357,000
   Deferred revenue                                              1,287,000        4,494,000
   Notes payable to bank                                         5,151,000        8,850,000
   Notes payable to stockholders                                 2,931,000        3,018,000
                                                               -----------      -----------

               Total liabilities                                18,682,000       26,333,000
                                                               -----------      -----------

Commitments and Contingencies (Note 9)

Stockholders' equity:
   Common stock, no stated value, 1,000 shares
     Authorized, issued and outstanding                            342,000          342,000
   Retained earnings                                             2,203,000        1,225,000
                                                               -----------      -----------

               Total stockholders' equity                        2,545,000        1,567,000
                                                               -----------      -----------

               Total liabilities and stockholders' equity      $21,227,000      $27,900,000
                                                               ===========      ===========


          See accompanying notes to consolidated financial statements.

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                  FEBRUARY 29,       FEBRUARY 28,
                                                      2000               1999
                                                  ------------       ------------
Revenues                                          $ 28,671,000       $ 26,028,000

Film Costs                                         (20,878,000)       (19,816,000)

Selling, general and administrative expenses        (5,124,000)        (4,465,000)
                                                  ------------       ------------

      Income from operations                         2,669,000          1,747,000

Interest expense, net                               (1,030,000)        (1,232,000)
                                                  ------------       ------------

      Income before income taxes                     1,639,000            515,000

Income tax expense                                    (661,000)          (191,000)
                                                  ------------       ------------

      Net income                                  $    978,000       $    324,000
                                                  ============       ============


          See accompanying notes to consolidated financial statements.

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                  FEBRUARY 29,       FEBRUARY 28,
                                                                                      2000               1999
                                                                                  ------------       ------------
Cash flows from operating activities:
   Net income                                                                     $    978,000       $    324,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Amortization of film costs                                                    14,527,000         16,456,000
      Depreciation of fixed assets                                                     360,000            449,000
      Non-cash interest on stockholder loan                                            264,000            261,000
      Changes in operating assets and liabilities:
         Trade accounts receivable, net                                             (1,413,000)          (291,000)
         Related party receivable                                                      301,000           (301,000)
         Income tax receivable                                                       1,619,000         (1,619,000)
         Deferred income taxes                                                         503,000          1,808,000
         Prepaids and other assets                                                     223,000            469,000
         Accounts payable                                                             (567,000)           325,000
         Accrued expenses                                                           (1,230,000)            (9,000)
         Accrued participations and residuals                                        1,243,000          1,108,000
         Deferred revenue                                                           (3,207,000)         2,124,000
                                                                                  ------------       ------------

               Net cash provided by operating activities                            13,601,000         21,104,000
                                                                                  ------------       ------------

Cash flows from investing activities:
   Additions to film costs                                                          (9,224,000)       (14,632,000)
   Purchases of property and equipment                                                 (37,000)          (153,000)
                                                                                  ------------       ------------

               Net cash used in investing activities                                (9,261,000)       (14,785,000)
                                                                                  ------------       ------------

Cash flows from financing activities:
   Repayments of capital lease obligations                                            (104,000)          (100,000)
   Repayments of notes payable to bank                                              (3,699,000)        (5,790,000)
   Repayments of notes payable to stockholders                                        (351,000)          (307,000)
                                                                                  ------------       ------------

               Net cash used in financing activities                                (4,154,000)        (6,197,000)
                                                                                  ------------       ------------

               Net increase in cash and cash equivalents                               186,000            122,000

Cash and cash equivalents at beginning of year                                         338,000            216,000
                                                                                  ------------       ------------

Cash and cash equivalents at end of year                                          $    524,000       $    338,000
                                                                                  ============       ============

Supplemental disclosures of cash flow information:
   Cash paid (received) during the year for:
      Interest                                                                    $    965,000       $  1,380,000
      Income taxes                                                                  (1,512,000)                --

          See accompanying notes to consolidated financial statements.

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                    COMMON         RETAINED
                                     STOCK         EARNINGS          TOTAL
Balance at February 28, 1998      $  342,000      $  901,000      $1,243,000

Net Income                                --         324,000         324,000

                                  ----------      ----------      ----------

Balance at February 28, 1999         342,000       1,225,000       1,567,000

Net Income                                --         978,000         978,000

                                  ----------      ----------      ----------

Balance at February 29, 2000      $  342,000      $2,203,000      $2,545,000
                                  ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        DESCRIPTION OF BUSINESS
        Pepin/Merhi Entertainment Group, Inc. (the "Company") is principally engaged in the production, sale and distribution of motion pictures for the theatrical, videocassette and television markets. The Company is also engaged in the production, sale and distribution of television programs. In September 1995, the Company established a wholly owned subsidiary, Pepin/Merhi Entertainment Group FSC, Inc. (the "Subsidiary") in the U.S. Virgin Islands. The Subsidiary serves as the commission agent with respect to the Company's export sales.

        On April 14, 2000, The Harvey Entertainment Company ("Harvey") acquired, all of the outstanding shares of the Company, pursuant to a Stock Purchase Agreement effective as of April 3, 2000, by and between Harvey and the following individuals (the "Shareholders")" Mr. Joseph T. Merhi, Mr. Richard J. Pepin and Mr. George Shamieh. The consideration paid by Harvey to the Shareholders consisted of (i) $3,990,000 in cash, (ii) the issuance of 362,500 shares of common stock of Harvey, (iii) the issuance of promissory notes by Harvey in the aggregate principal amount of $2,050,000, and (iv) the repayment of certain liabilities of the Company owed to the Shareholders, in the approximate aggregate amount of $2,510,000.

        PRINCIPLES OF CONSOLIDATION
        The consolidated financial statements include the accounts of the Company and its Subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

        REVENUE RECOGNITION
        Revenues from international rights and television license agreements are recognized when the license period begins, the film or television program is available for exhibition or exploitation in accordance with the terms of the license agreement, the film or television program has been accepted by the licensee in accordance with the conditions of the license agreement, collectibility of the full license fee is reasonably assured, and the Company has satisfied all significant obligations. For international rights license agreements management does not consider the collectibility of the full license fee to be reasonably assured until such amounts are collected by the Company. As of February 29, 2000, the Company had not collected $7,461,000 (1999, $10,333,000) on executed international license agreements for films and television programs which met all the other criteria for revenue recognition. Of the amount not collected at February 29, 2000, approximately $3,600,000 has been collected in cash through May 31, 2000. Revenues for domestic home video sales are recognized when the product is shipped.

        REVENUE-RELATED RESERVES
        Reserves for sales returns and doubtful accounts are established based upon historical experience and management's estimates as shipments are made. The allowance for sales returns and doubtful accounts aggregated approximately $457,000 at February 29, 2000 (1999, $322,000) and is
        shown as a reduction of trade accounts receivable in the accompanying consolidated balance sheet.

        CASH AND CASH EQUIVALENTS
        Included in cash and cash equivalents are short-term investments with original maturities of 90 days or less.

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

        FILM COSTS
        Film costs include the actual direct costs of production, certain exploitation costs, and capitalized production overhead and interest. Capitalized exploitation costs include only those costs that benefit future periods. Film costs, as well as participant and residual obligations, are amortized each period on an individual-film basis in the ratio that current period gross revenues bear to management's estimate of total remaining gross revenues from all sources. Revenue estimates are reviewed periodically and adjusted as appropriate. The impact of such adjustments could be material.

        Film costs are stated at the lower of unamortized cost or estimated net realizable value. Losses which may arise because unamortized costs of individual films exceed anticipated revenues are charged to income through additional amortization when such losses are determined.

        Costs associated with stories and scenarios, net of any reimbursements and earned advances related to the development of the story, that in the opinion of management are not planned for use in production of a motion picture or television program are charged to production overhead.

        PROPERTY AND EQUIPMENT
        Property and equipment is carried at cost, less accumulated depreciation. Additions to property and equipment include improvements that significantly add to the productive capacity or extend the useful life of the asset. Depreciation and amortization is based upon the estimated service lives (ranging from five to seven years) of depreciable assets and is generally provided using the declining-balance method. Both the building and leasehold improvements are depreciated over the shorter of estimated service life or lease term. Costs of maintenance and repairs are charged to expense as incurred.

        LONG-LIVED ASSETS
        Long-lived assets, primarily consisting of property and equipment are reviewed in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). In the event that facts and circumstances indicate that the book value of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. The Company has not recorded any impairment losses.

        DEFERRED REVENUE
        Deferred revenue represents advances received on licensing agreements before revenue is recognized. Advances are recognized as revenue when the earnings process is complete in accordance with the terms of the revenue recognition criteria as described above.

        INCOME TAXES
        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future year to differences between financial statement carrying amounts and the tax basis of existing assets and liabilities.

        CONCENTRATIONS OF CREDIT RISK
        Certain financial instruments potentially subject the Company to credit risk. These financial instruments consist primarily of cash and receivables. The Company places its cash with financial institutions and, at times, such amounts may be in excess of the FDIC insurance limits. The Company grants uncollateralized credit to its customers who are located in various geographical areas. The Company provides an estimate of uncollectible accounts, including a reserve for estimated future product returns. For the year ended February 29, 2000, 58% (1999, 74%) of the Company's revenues are attributable to the sale of film and television program rights to customers in foreign territories. The Company's largest customer accounted for approximately 22% of total revenues for the year ended February 29, 2000 (1999, 12%). No other customer accounted for more than 10% of total revenues in either of the two years ended February 29, 2000. The Company currently receives all of its film processing services from one company. A

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

        delay in processing services from this company could result in a possible loss in sales which could adversely affect operating results.

        USE OF ACCOUNTING ESTIMATES
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

        NEW ACCOUNTING PRONOUNCEMENTS
        Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101")

        In December 31, 1999, the Securities and Exchange Commission issued SAB 101, which would be effective for the Company in the fiscal year ending February 28, 2002. SAB 101 clarifies certain existing accounting principles for the recognition and classification of revenues in financial statements. While the Company's existing revenue recognition policies are consistent with the provisions of SAB 101, the new rules are expected to result in changes as to how the filmed entertainment industry classifies its revenues relating to the license to sub-distributors of rights to exploit motion picture product. Currently, the Company, consistent with the filmed entertainment industry, classifies as revenue the gross amount of revenues it receives from licenses to sub-distributors and records as film cost expense the related producers' share of revenues. Under SAB 101, in certain circumstances the Company will only recognize as revenues its net distribution fees. As a result, the Company is in the process of evaluating the overall impact of SAB 101 on its consolidated financial statements. It is expected that both annual revenues and film costs in the Company's consolidated financial statements will be reduced by an equal amount as a result of these classification changes, which will not result in any change to income from operations or net income.

        Statement of Position No. 00-02 "Accounting by Producers or Distributors of Films" ("SOP 00-02")

        In June 2000, the American Institute of Certified Public Accountants issued SOP 00-02 which establishes new accounting standards for producers and distributors of films, including changes in revenue recognition and accounting for advertising, development and overhead costs. SOP 00-02 requires that advertising and distribution costs for theatrical and television product be expensed as incurred. In addition, development costs for abandoned projects and certain indirect overhead costs are to be charged directly to expense instead of being capitalized to film costs as the current guidance prescribes. The Company is in the process of evaluating the overall impact of applying the guidance set out in SOP 00-02 which would be effective for the Company in the fiscal year ending February 28, 2002.

2.      FILM COSTS

        Film costs are comprised of the following at February 29, 2000 and February 28, 1999:

                                                                   2000             1999
                                                                   ----             ----
Feature Films:

Films in process                                              $  3,035,000      $ 9,556,000
Films released, net of accumulated amortization of
 $73,299,000 and $61,089,000 respectively                        8,152,000        4,962,000
                                                               -----------      -----------

                                                               11,187,000        14,518,000
Television Programs:

Television programs released, net of accumulated
 amortization of $21,046,000 and $18,729,000 respectively        2,484,000        4,456,000
                                                               -----------      -----------

                                                               $13,671,000      $18,974,000
                                                               ===========      ===========

        Interest cost capitalized to films and television programs was $198,000 for the year ended February 29, 2000 (1999, $409,000).

3.      PROPERTY AND EQUIPMENT

        Property and equipment are comprised of the following at February 29, 2000 and February 28, 1999:

                                                              2000              1999
                                                          -----------       -----------
Building, acquired under a capital lease                  $ 2,210,000       $ 2,210,000
Office equipment and computers                                322,000           285,000
Production equipment                                          741,000           741,000
Postproduction equipment, acquired under a
 capital lease                                                363,000           363,000
Furniture and fixtures                                        169,000           169,000
Automobiles and trucks                                        112,000           112,000
Leasehold improvements                                      1,320,000         1,320,000
                                                          -----------       -----------

                                                            5,237,000         5,200,000
Less accumulated depreciation (including $525,000
 relating to leased property as of February 29, 2000
 (1999, $377,000))                                         (1,740,000)       (1,380,000)
                                                           ----------        ----------

                                                          $ 3,497,000       $ 3,820,000
                                                          ===========       ===========

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

4.      NOTES PAYABLE TO BANK

        Pursuant to the terms of an Amended Revolving Credit Loan and Security Agreement (the "Agreement"), the Company had a credit facility with a bank originally allowing for borrowings of up to $14,000,000. Subsequent to The Harvey Entertainment Company's acquisition of all outstanding shares in the Company on April 14, 2000 (see Note 1) the amounts outstanding on the credit facility were repaid in full and the credit facility was terminated.

        The Agreement provided the Company with the following levels of availability on its credit facility:

               Prior to June 30, 1998                     $ 14,000,000
               June 30, 1998 - September 29, 1998           13,680,000
               September 30, 1998 - December 30, 1998       13,000,000
               December 30, 1998 - March 30, 1999           12,000,000
               Thereafter                                   10,000,000

        At February 29, 2000 the bank had reserved $980,000 of availability under the credit facility for direct obligations of the Company for the Film (as defined in Note 9) in which the Company had acquired specific licensing rights.

        The credit facility was collateralized by the Company's assets and was secured by the qualifying accounts receivable of the Company as defined in the Agreement. Interest accrued at the Prime Rate (8.75% at February 29, 2000) plus 1.25% per annum. A commitment fee of .5% per annum is paid on the unused portion of the commitment.

        The Agreement, which governed the terms and conditions of the credit facility, contained certain covenants including, among other things, restrictions on the amount of further indebtedness and the maintenance of certain financial ratios. At February 29, 2000, the Company was not in compliance with certain covenants of the Agreement.

        The carrying value of the Company's credit facility at February 29, 2000 and February 28, 1999 approximated its fair value due to the short term to maturity and the fact that the interest rate is reset periodically.

5.      INCOME TAXES

        Income tax expense for the year ended February 29, 2000 and February 28, 1999 consist of:

                           2000              1999
                          -------          --------
Current
 Federal                 $106,000          $  7,000
 State                      2,000            23,000
 Foreign withholding       49,000            73,000
                         --------          --------

                         $157,000          $103,000
                         --------          --------



Deferred
 Federal                 $320,000        $ 73,000
 State                    184,000          15,000
                          -------        --------

                         $504,000        $ 88,000
                          -------        --------
Total tax expense        $661,000        $191,000
                          =======        ========

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

        Income tax expense differs from the amount computed by applying the Federal statutory rate of 34% to income before income taxes as shown below:

                                                                         2000              1999
                                                                         ----              ----
Computed "expected" income tax expense                                 $557,000         $  177,000
Foreign withholding taxes                                                49,000             73,000
Foreign sales corporation deduction, net
  of federal taxes due                                                  (90,000)          (122,000)
State income taxes, net of Federal income tax benefit                   122,000             38,000
Other nondeductible expenses                                             23,000             25,000
                                                                       --------          ---------

                                                                       $661,000          $ 191,000
                                                                       ========          =========

        The differences which give rise to deferred tax assets at February 29, 2000 and February 28, 1999 are as follows:

                                                                         2000             1999
                                                                         ----             ----
Deferred tax assets:
 Net operating loss                                                    $246,000         $699,000
 Trade accounts receivable allowance/return reserve                     134,000          114,000
 Other                                                                   76,000          146,000
                                                                       --------         --------

                                                                       $456,000         $959,000
                                                                       ========         ========


        In assessing the recoverability of deferred income tax assets management considers whether it is more likely than not that some or all of the deferred income tax assets will not be realized. Management considers historical taxable income, projected future taxable income and tax planning strategies in making this assessment. The Company has assessed its past earnings history and trends, budgeted sales, and expiration dates of carryforwards and has determined that is more likely than not that deferred tax assets will be realized.

        As of February 29, 2000 the Company has net operating loss carryforwards of approximately $403,000 and $1,212,000 for Federal and State income tax purposes, respectively. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforward which can be utilized.

6.      LEASES

        In April 1997, the Company executed a 21-year noncancellable lease agreement with an entity owned by the stockholders of the Company for use of the building and premises. Due to the terms of the agreement and in accordance with the provisions of Statement of Financial

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

        Accounting Standards No. 13, "Accounting for Leases," the leased land and building are accounted for as operating and capital leases, respectively. As of February 29, 2000 the building had a net book value of $1,912,000 (1999, $2,017,000), net of accumulated depreciation of $298,000 (1999, $193,000) and is included in property and equipment in the accompanying consolidated balance sheet.

        Future minimum payments by year and in the aggregate, under these noncancelable operating and capital leases, consist of the following:

                                                      Land          Building         Total
                                                      ----          --------         -----
               2001                                $  154,000      $  248,000      $  402,000
               2002                                   154,000         248,000         402,000
               2003                                   154,000         248,000         402,000
               2004                                   154,000         248,000         402,000
               2005                                   154,000         248,000         402,000
               Thereafter                           2,034,000       3,259,000       5,293,000
               Less imputed interest                       --      (2,394,000)     (2,394,000)
                                                   ----------      ----------      ----------

                                                   $2,804,000      $2,105,000      $4,909,000
                                                   ==========      ==========      ==========

        Total rental expense under operating leases for the year ended February 29, 2000 was $154,000 (1999, $178,000).

        Additionally, the Company is obligated under noncancelable capital leases for postproduction equipment which expire on various dates through September 2002. Future minimum lease payments as of February 29, 2000 are as follows:

                  2001                                             108,000
                  2002                                              47,000
                  Less imputed interest                             (7,000)
                                                               -----------

                                                               $   148,000
                                                               ===========

7.      PENSION PLAN

        The Company sponsors a defined contribution profit sharing plan. Contributions are made at the discretion of the Company's stockholders and allocations to participants are based upon salaries and years of service. The Company did not make any contributions to the plan for the years ended February 29, 2000 and February 28, 1999.

8.      RELATED PARTY TRANSACTIONS

        As described in Note 6, the Company leases its building and premises from a company that is owned by the Company's stockholders. At February 28, 1999 the Company had a receivable of $8,000 due from this company which had been included in the accompanying balance sheet as a related party receivable. This amount was repaid in full during the year ended February 29, 2000.

        A note receivable from stockholder of $165,000 at February 29, 2000 (1999, $165,000) is a non-interest-bearing amount that is payable on demand. Notes payable to stockholders of $2,931,000 at February 29, 2000 (1999, $3,018,000) bear interest at the applicable Federal Rate (8.5% at

PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY

        February 29, 2000), as defined and are payable on demand. Notes payable to stockholders includes $264,000 of interest which was accrued during the year ended February 29, 2000 (1999, $261,000). The Company's stockholders provide services to the Company, however, they have not entered into employment agreements. For the year ended February 29, 2000, the Company paid the stockholders total salaries of $780,000 (1999, $315,000). Stockholder indebtedness is subordinated to the notes payable to the bank pursuant to a subordination agreement executed in conjunction with the Agreement relating to the Company's credit facility.

        During the year ended February 28, 1999, the Company advanced $293,000 to a post production company owned by the Company's stockholders, primarily for working capital purposes. These advances were repaid in full during the year ended February 29, 2000. During the year ended February 29, 2000, the Company incurred costs of $730,000 (1999, $748,000) relating to post production services supplied by this company. As of February 29, 1999, the Company owed $30,000 for post production services supplied by this company. This outstanding amount was paid in full during the year ended February 28, 2000.

        Included in accrued participations and residuals at February 28, 1999 was $33,000 due to Loco Motion Pictures, Inc. (LMP), a Nevada corporation. The Company and LMP entered into a joint venture agreement under which each contribute 50% of the production costs and each receive 50% of distributed revenues of the film titled "Storybook." LMP is owned by a family member of one of the stockholders. During the year ended February 28, 1999 the Company recorded participation expenses due to LMP of $66,000. During the year ended February 29, 2000 the amounts owed to LMP by the Company were repaid in full.

9.      COMMITMENTS AND CONTINGENCIES

        The Company is the foreign sales agent for a film (the "Film") pursuant to the terms of a Sales Agency Agreement dated June 12, 1998 (the "Sales Agency Agreement"). The Company is entitled to earn a sales agency fee for distribution of the Film in various foreign territories and to participate in the net profits of the Film, as defined, in perpetuity. Furthermore, the Company is the licensee of the Film in three specific foreign territories. Pursuant to the terms of the Sales Agency Agreement, the Company has guaranteed the bank which financed the Film (the "Bank") a minimum sale of $2,100,000 for these three territories (the "Minimum Guarantee").

        In a separate agreement, the Company also guaranteed, as foreign sales agent of the Film, payment of $14,338,000 to the Bank which represents amounts due from foreign customers based on executed sales contracts.

        As set out in Note 10, on April 14, 2000, Harvey acquired, all of the outstanding shares of the Company. Simultaneously with the closing of the acquisition, Harvey purchased from the Bank all of their rights and interests in and to a production loan concerning the Film, that had been guaranteed by the Company, for a purchase price of $6.8 million, payable as follows: (i) $2 million in cash and (ii) $4.8 million by means of a promissory note issued by Harvey to the Bank pursuant to a Loan and Security Agreement, by and among Harvey and Bank. The Company will continue to distribute the Film in accordance with its prior distribution agreements for the Film.

        The Company is involved in legal claims arising in the ordinary course of business. However, in the opinion of management, these matters will not materially affect the Company's consolidated financial position, if and when resolved in a future period.

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION


The acquisition has been accounted for as a purchase. The fair value of purchase consideration has been allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The unallocated excess of the purchase price over the fair value of assets acquired and liabilities assumed has been classified as goodwill. Harvey is currently evaluating the fair value of certain assets to be acquired and liabilities assumed and evaluating the economic life of goodwill. Upon completion of this evaluation, Harvey will make a final allocation of the purchase price and a final determination of the economic life of good will which may include adjustments to the preliminary estimates referenced above which have been made solely for the purpose of developing the unaudited pro forma consolidated financial information.

The following unaudited pro forma condensed, consolidated balance sheet as of March 31, 2000 and Statement of Operations for the three months ended March 31, 2000 and the twelve months ended December 31, 1999 illustrate (i) the effect of the PM acquisition as if it had been consummated on March 31, 2000 for the unaudited pro forma balance sheet, and (ii) effect of the acquisition as if it had been consummated on January 1, 1999 for the unaudited pro forma Statement of Operations for the three month period ended March 31, 2000 and (iii) the effect of the acquisition as if it had been consummated on January 1, 1999 for the unaudited pro forma Statement of Operations for the year ended
December 31, 1999.

The unaudited pro forma consolidated financial information is presented for comparative purposes only and is not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the acquisition been consummated as of the dates indicated above nor do they purport to indicated results which may be attained in the future.

THE HARVEY ENTERTAINMENT COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2000

----------------------------------------------------------------------------------------------------------------------------
                                                         THE HARVEY         PEPIN/MERHI               PRO FORMA
                                                        ENTERTAINMENT      ENTERTAINMENT     ------------------------------
                                                          COMPANY           GROUP, INC.       ADJUSTMENT         COMBINED
                                                        ------------       ------------      ------------       ------------
ASSETS:
     Cash and cash equivalents                          $  2,167,000       $    524,000      $ (2,300,000)a     $    391,000
     Marketable securities                                 1,846,000                 --                            1,846,000
     Other investments                                       500,000                 --                              500,000
     Accounts receivable, net                                690,000          2,795,000         7,461,000 b       10,946,000
     Note receivable from stockholders                            --            165,000                              165,000
     Prepaid and other assets                              1,011,000            119,000                            1,130,000
     Income tax receivable                                   540,000                 --                              540,000
     Deferred income taxes                                        --            456,000                              456,000
     Film inventory, net                                  11,819,000         13,671,000         3,116,000 c       28,606,000
     Fixed assets, net                                       489,000          3,497,000        (1,912,000)d        2,074,000
     Goodwill, net                                         1,211,000                 --           800,000 c        2,011,000
     Trademarks, copyright and other intangibles,
          net                                              1,247,000                 --         1,344,000 e        2,591,000
                                                        ------------       ------------      ------------       ------------
        TOTAL ASSETS                                    $ 21,520,000       $ 21,227,000      $  8,509,000       $ 51,256,000
                                                        ============       ============      ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
     Accounts payable and accrued expenses              $    569,000       $    804,000                            1,373,000
     Accrued marketing expenses                              892,000                 --                              892,000
     Accrued participations and residuals                    664,000          6,256,000                            6,920,000
     Accrued rent                                             56,000                 --                               56,000
     Obligations under capital leases                             --          2,253,000      $ (2,105,000)d          148,000
     Deferred revenue                                             --          1,287,000                            1,287,000
     Note payable to bank                                         --          5,151,000        (5,151,000)f       17,203,000
                                                                                                4,800,000 g
                                                                                               12,403,000 h
     Note payable to stockholders                                 --          2,931,000        (2,931,000)j        2,050,000
                                                                                                2,050,000 k
                                                        ------------       ------------      ------------       ------------
        Total liabilities                                  2,181,000         18,682,000         9,066,000         29,929,000

     Series A convertible preferred stock,
          $100 stated value                               16,725,000                 --                --         16,725,000
                                                        ------------       ------------      ------------       ------------

STOCKHOLDERS' EQUITY:
     Preferred stock, $1 par value                                --                 --                                   --
     Common stock, no par value                           22,268,000            342,000          (342,000)l       23,936,000
                                                                                                1,668,000 m
     Additional paid in capital                           4,523,000                  --           320,000 n        4,843,000
     Accumulated other comprehensive income              (3,228,000)                 --                           (3,228,000)
     Retained earnings/(accumulated deficit)            (20,949,000)          2,203,000        (2,203,000)l      (20,949,000)
                                                        ------------       ------------      ------------       ------------
        Total stockholders' equity                        2,614,000           2,545,000          (557,000)         4,602,000
                                                        ------------       ------------      ------------       ------------

        TOTAL LIABILITIES AND STOCKHOLDERS'
              EQUITY                                    $ 21,520,000       $ 21,227,000      $  8,509,000       $ 51,256,000
                                                        ============       ============      ============       ============

THE HARVEY ENTERTAINMENT COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS THREE MONTHS ENDED MARCH 31, 2000

                                                                    THE HARVEY      PEPIN/MERHI                PRO FORMA
                                                                  ENTERTAINMENT    ENTERTAINMENT     -----------------------------
                                                                    COMPANY          GROUP, INC.     ADJUSTMENT         COMBINED
                                                                  -----------       -----------      -----------       -----------
OPERATING REVENUES:
     Merchandising and licensing                                   $  882,000       $        --                        $   882,000
     Filmed entertainment                                                  --         6,261,000                          6,261,000
                                                                   ----------        ----------        ---------       -----------
        Net operating revenues                                        882,000         6,261,000               --         7,143,000

OPERATING EXPENSES:
     Cost of sales                                                    206,000         4,549,000                          4,755,000
     Selling and general administrative expenses                    1,143,000         1,191,000        $ 150,000 a       2,484,000
     Amortization of goodwill, trademarks,
          copyright and other                                          93,000                --           67,000 c         170,000
                                                                                                          10,000 b
     Depreciation expense                                              38,000            90,000          (26,000)d         102,000
                                                                   ----------        ----------        ---------       -----------
        Total operating expenses                                    1,480,000         5,830,000          201,000         7,511,000
                                                                   ----------        ----------        ---------       -----------

PROFIT/(LOSS) FROM OPERATIONS                                        (598,000)          431,000         (201,000)         (368,000)

     Other (income) expense                                             2,000                --                              2,000

     Interest expense, net                                            (64,000)          258,000         (258,000)e         370,000
                                                                                                         434,000 f
                                                                   ----------        ----------        ---------       -----------
PROFIT/(LOSS) BEFORE INCOME TAXES                                    (536,000)          173,000         (377,000)         (740,000)

     Income tax expense                                                    --            70,000          (70,000)g              --
                                                                   ----------        ----------        ---------       -----------
NET PROFIT/(LOSS)                                                    (536,000)          103,000         (307,000)         (740,000)

     Preferred stock dividends                                       (349,000)               --                           (349,000)
                                                                   ----------        ----------        ---------       -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                         $ (885,000)       $  103,000        $(307,000)      $(1,089,000)
                                                                   ==========        ==========        =========       ===========

Historical basic and diluted net loss per
     share applicable to common stockholders                       $    (0.21)
                                                                   ==========

Shares used in the calculation of historical basic
     and diluted net loss per share applicable to
     common stockholders                                            4,187,000
                                                                   ==========

Pro forma basic and diluted net loss per share
     applicable to common stockholders                                                                                 $     (0.24)
                                                                                                                       ===========

Shares used in the calculation of pro forma basic and diluted
     net loss per share applicable to common stock holders                                                               4,550,000 h
                                                                                                                       ===========

THE HARVEY ENTERTAINMENT COMPANY AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                             THE HARVEY         PEPIN/MERHI                PRO FORMA
                                                           ENTERTAINMENT      ENTERTAINMENT      -------------------------------
                                                             COMPANY           GROUP, INC.        ADJUSTMENT         COMBINED
                                                           ------------       ------------       ------------       ------------
OPERATING REVENUES:
     Merchandising and licensing                           $  1,385,000       $         --                          $  1,385,000
     Publishing                                                 129,000                 --                               129,000
     Filmed entertainment                                        24,000         29,822,000                            29,846,000
                                                           ------------       ------------       -----------        ------------
        Net operating revenues                                1,538,000         29,822,000                --          31,360,000

OPERATING EXPENSES:
     Cost of sales                                            2,959,000         22,068,000                            25,027,000
     Selling and general administrative expenses              6,554,000          4,484,000       $   600,000 c        11,638,000
     Amortization of goodwill, trademarks,
          copyright and other                                   236,000                 --           269,000 c           545,000
                                                                                                      40,000 b
     Depreciation expense                                       187,000            426,000          (105,000)d           508,000
     Equity based charges                                       108,000                 --                               108,000
                                                           ------------       ------------       -----------        ------------
        Total operating expenses                             10,044,000         26,978,000           804,000          37,826,000
                                                           ------------       ------------       -----------        ------------

PROFIT/(LOSS) FROM OPERATIONS                                (8,506,000)         2,844,000          (804,000)         (6,466,000)

     Other (income) expense                                     219,000                 --                               219,000
     Interest (income) expense, net                            (171,000)         1,080,000        (1,080,000)e         1,566,000
                                                                                                   1,737,000 f
                                                           ------------       ------------       -----------        ------------
PROFIT/(LOSS) BEFORE INCOME TAXES                            (8,554,000)         1,764,000        (1,461,000)         (8,251,000)

     Income tax expense                                           3,000            705,000          (705,000)g             3,000
                                                           ------------       ------------       -----------        ------------
NET PROFIT/(LOSS)                                            (8,557,000)         1,059,000          (756,000)         (8,254,000)

     Preferred stock dividends and deduction for
        beneficial conversion feature                         3,029,000                 --                             3,029,000
                                                           ------------       ------------       -----------        ------------
NET PROFIT/(LOSS) APPLICABLE TO COMMON STOCKHOLDERS        $(11,586,000)      $  1,059,000       $  (756,000)       $(11,283,000)
                                                           ============       ============       ===========        ============

Historical basic and diluted net loss per share
     applicable to common stockholders                     $      (2.77)
                                                           ============

Shares used in the calculation of historical
     basic and diluted net loss per share applicable
     to common stockholders                                   4,187,000
                                                           ============

Pro forma basic and diluted net loss per
     share applicable to common stockholders                                                                         $      (2.48)
                                                                                                                     ============

Shares used in the calculation of pro forma
     basic and diluted net loss per share applicable
     to common stock holders                                                                                            4,550,000 h
                                                                                                                     ============

THE HARVEY ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

PRO FORMA ADJUSTMENTS GIVING EFFECT TO THE ACQUISITION OF PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY ("PM") IN THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT MARCH 31, 2000, REFLECT THE FOLLOWING:

a.  Reflects cash paid as part of a settlement of outstanding bank notes payable

b. Reflects certain sales of motion picture product not recognized in the financial statements of PM at March 31, 2000. Management of PM did not consider collectibility of sales made in foreign markets to be assured until the company collected the amounts. Following the acquisition of PM, Harvey management have performed an assessment of these sales made in the international market and have posted this adjustment to recognize sales the collection of which they consider to be reasonably assured.

c. Reflects preliminary estimates of the revaluation of PM film inventory to fair value and the unallocated amount of the excess of the purchase price over the fair value of PM assets acquired. Harvey is currently evaluating the fair value of certain assets to be acquired and liabilities assumed. Upon completion of this valuation, Harvey will make a final allocation of the excess purchase price over fair value, which may include adjustments to the preliminary estimates referenced above which have been made solely for the purpose of developing the unaudited pro forma consolidated financial information.

d. Reflects elimination of the net carrying value and related obligations of a buildings held by PM under certain capital leases. Harvey did not assume the benefits and obligations under certain capital leases following the acquisition of PM.


e. Reflects finance fees incurred in connection with entering the Credit, Security, Guaranty, and Pledge Agreement (the "Chase Credit Facility") with The Chase Manhattan Bank.

f. Reflects the repayment of PM's bank note payable that took place as a result of Harvey's acquisition of PM.

g. Reflects a promissory note issued to Imperial Bank and Natexis Banque (together, the "Banks") as partial consideration for the purchase of all of their rights and interests in and to a production loan concerning a motion picture entitled "Inferno". Simultaneous with the closing the Harvey's acquisition of PM, Harvey purchased these rights from the Banks. Prior to the acquisition, PM had guaranteed all amounts outstanding on the production loan concerning Inferno.

h. Reflects amounts drawn down to finance Harvey's acquisition of PM under the terms of a Credit, Security, Guaranty, and Pledge Agreement (the "Chase Credit Facility") with The Chase Manhattan Bank.

j. Reflects repayment of notes payable to PM stockholder that took place simultaneous with Harvey's acquisition of PM.

k. Reflects the issuance of promissory notes by the Harvey to the former PM shareholders.

l.  Reflects elimination of historical PM Equity.

THE HARVEY ENTERTAINMENT COMPANY AND SUBSIDIARIES

m. Reflects the issuance of 362,500 shares of Harvey common stock to the former PM shareholders.

n. Reflects the fair value of warrants to purchase Harvey common stock issued to The Chase Manhattan Bank as a condition of entering the Chase Credit Facility.

PRO FORMA ADJUSTMENTS GIVING EFFECT TO THE ACQUISITION OF PEPIN/MERHI ENTERTAINMENT GROUP, INC. AND SUBSIDIARY ("PM") IN THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE 12 MONTH PERIOD ENDED DECEMBER 31, 1999 AND THE THREE MONTH PERIOD ENDED MARCH 31, 2000, REFLECT THE
FOLLOWING:

a. Reflects rent due on operating lease entered into as a result of Harvey's acquisition of PM.

b. Reflects amortization of the unallocated excess of the purchase price over the fair value of assets acquired and liabilities assumed. Management has preliminarily estimated the economic life of goodwill to be 20 years.

c. Reflects amortization of capitalized finance fees incurred in connection with entering the Chase Credit Facility over the initial term of the facility.

d. Reflects elimination of depreciation expense on building carried in the PM balance sheet that is subject to a capital lease. Harvey did not assume the benefits and obligations under the capital lease following the acquisition of PM.

e. Reflects elimination of interest expense on notes payable that were repaid or otherwise extinguished as a result of Harvey's acquisition of PM.

f. Reflects interest charge associated with notes payable entered into as a result of Harvey's acquisition of PM.

g. Reflects adjustments to consolidated condensed pro forma income tax expense.

h. Difference in number of shares used in the calculation of pro forma basic and diluted net loss per share applicable to common stockholders results from the issuance of 362,500 shares of Harvey common stock to the former PM shareholders.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                THE HARVEY ENTERTAINMENT COMPANY


                                By:      /s/ Roger A. Burlage
                                   ---------------------------------------------
                                   Roger A. Burlage, Chief Executive Officer and Chairman of the Board

Date:   June 28, 2000



                                       4